Exhibit 10.72

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

AMENDMENT NO. 8

TO MASTER REPURCHASE AGREEMENT

Amendment No. 8 to Master Repurchase Agreement, dated as of December 10, 2018 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”) and Caliber Home Loans, Inc. (“Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of September 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”).

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Approved Payees. Section 3.7 of the Existing Master Repurchase Agreement is hereby amended by deleting subsection (b) in its entirety and replacing it with the following:

(b) Warehouse Lenders. In order for a warehouse lender that provides financing in respect of a Correspondent Mortgage Loan to be designated an Approved Payee with respect to any Purchase Price, Seller shall submit to Buyer a written request, including the name and address of the warehouse lender, demonstrating a need for such designation. Notwithstanding the foregoing, Buyer reserves the right to refuse to designate such warehouse lender as an Approved Payee, or, alternatively, to require additional terms and conditions in order for Buyer to pay a Purchase Price to such warehouse lender.

SECTION 2. Alternative Rate. Article 4 of the Existing Master Repurchase Agreement is hereby amended by adding the following new Section 4.14 at the end thereof:

4.14 Alternative Rate. If prior to any Payment Date, Buyer determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining One-Month LIBOR, One-Month LIBOR is no longer in existence, or the administrator of One-Month LIBOR or a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which One-Month LIBOR shall no longer be made available or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), Buyer shall give prompt notice thereof to Seller. In addition, upon such time as Buyer chooses in good faith an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein and any proposed Successor Rate Conforming Changes, as determined by Buyer and consistent with the benchmark rate of similarly situated counterparties with similar assets in similar facilities) (such rate, a “Successor Rate”) to succeed One-Month LIBOR, Buyer shall give prompt notice thereof to Seller, and the Applicable Pricing Rate shall be such Successor Rate from the date specified in such notice until such notice has been withdrawn by Buyer.

SECTION 3. Representations and Warranties Concerning Seller. Section 8.1 of the Existing Master Repurchase Agreement is hereby amended by:

3.1 deleting subsections (g) and (t) in their entirety and replacing them with the following:

(g) Credit Facilities. The only credit facilities, including repurchase agreements for mortgage loans and mortgage-backed securities, of Seller that are presently in effect and are secured by mortgage loans or provide for the purchase, repurchase or early funding of mortgage loan sales, are either (i) with Persons disclosed to Buyer at the time of application, or thereafter disclosed on the monthly compliance certificate, and, if required by Buyer, such Persons have executed and delivered an Intercreditor Agreement (or will execute and deliver an Intercreditor Agreement within sixty (60) days following the Effective Date in accordance with Section 7.3) or (ii) warehouse lenders that provide financing in respect of a Correspondent Mortgage Loan that are Approved Payees.

(t) Chief Executive Office. Seller’s chief executive office is located at 1525 South Belt Line Road, Coppell, Texas 75019.

3.2 adding the following new subsection (ee) at the end thereof:

(ee) Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

SECTION 4. Notice. Section 9.3 of the Existing Master Repurchase Agreement is hereby amended by deleting subsections (g), (m) and (n) in their entirety and replacing them with the following:

(g) any change in any material respect to any underwriting guidelines pertaining to Eligible Mortgage Loans hereunder, or correspondent guidelines (including, without limitation the correspondent approval process) of Seller that exist as of the Effective Date;

(m) notwithstanding the first sentence of this Section and in any event no later than thirty (30) days’ prior written notice to Buyer, any (i) change to the location of its chief executive office/chief place of business from that specified in Section 8.1(t), (ii) change in the name, identity or corporate structure (or the equivalent) or change in the location where Seller maintains its records with respect to the Purchased Assets or any Purchased Items, or (iii) reincorporation or reorganization of Seller under the laws of another jurisdiction;

(n) any (i) material non-monetary sanctions levied against Seller; (ii) penalties or charges levied against Seller in excess of $[***] individually incurred as a result of Seller’s actions or omission to act; (iii) any change in Approval status of Seller or (iv) the commencement of any material non-routine Agency Audit, investigation or the institution of any action against Seller, in each case of clauses (i), (ii) and (iv), by any Agency, HUD, the FHA, the VA or the RD or any supervisory or regulatory Governmental Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer or seller status of, Seller;

SECTION 5. Beneficial Ownership Certification. Article 9 of the Existing Master Repurchase Agreement is hereby amended by adding the following new Section 9.18 at the end thereof:

9.18 Beneficial Ownership Certification. Seller shall at all times either (i) ensure that the Seller has delivered to Buyer a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects, or (ii) deliver to Buyer an updated Beneficial Ownership Certification within five (5) Business Days following the date on which the information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects.

SECTION 6. Negative Covenants. Article 10 of the Existing Master Repurchase Agreement is hereby amended by:

6.1 deleting section 10.1 in its entirety and replacing it with the following:

10.1 Debt. Seller shall not incur any additional material Debt in excess of $[***] without the prior written consent of Buyer, other than (i) the Existing Debt, (ii) Debt incurred in connection with a repurchase agreement, warehouse facility or similar credit facility or mortgage servicing or servicing advance facility, (iii) Debt incurred with Buyer or its Affiliates, and (iv) usual and customary accounts payable for a mortgage company.

6.2 deleting section 10.3 in its entirety and replacing it with the following:

10.3 Debt and Subordinated Debt. Seller shall not, either directly or indirectly, without the prior written consent of Buyer, pay any Debt or Subordinated Debt if such payment shall cause a Potential Default or Event of Default. Further, if an Event of Default shall have occurred and for as long as such is occurring, Seller shall not, either directly or indirectly, without the prior written consent of Buyer, make any payment of any kind thereafter on such Debt or Subordinated Debt until all obligations of Seller hereunder have been paid and performed in full.

SECTION 7. Transactions with Affiliates. Section 10.7 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

10.7 Transactions with Affiliates. Other than with respect to a Permitted Affiliate Transaction, Seller shall not, directly or indirectly, enter into any transaction with its Affiliates, without the prior written consent of Buyer, including, without limitation, (a) transferring, selling, pledging, assigning or otherwise disposing of any of its assets to or on behalf of an Affiliate, (b) purchasing or acquiring assets from an Affiliate, or (c) paying management fees to or on behalf of an Affiliate; provided, however, that Seller may, without the prior written consent of Buyer, and provided that a Potential Default or an Event of Default is not existing and will not occur as a result thereof, engage in a transaction(s) with any or all of its Affiliates if such transaction (i) is in the ordinary course of Seller’s mortgage banking business and (ii) is upon fair and reasonable terms no less favorable to Seller had Seller entered into a comparable arm length’s transaction with a Person which is not an Affiliate.

SECTION 8. Notices. Section 14.11 of the Existing Master Repurchase Agreement is hereby amended by deleting Seller’s notice information in subsection (a) in its entirety and replacing it with the following:

If to Seller:    Caliber Home Loans, Inc.

1525 South Belt Line Road

Coppell, Texas 75019

Attention: Vasif Imtiazi

Email: Vasif.Imtiazi@caliberhomeloans.com

Telephone: 469-912-3328

Facsimile: 877-794-4423

with Copies to:

Caliber Home Loans, Inc.

1525 South Belt Line Road

Coppell, Texas 75019

Attention: Glenn Minkoff

Telephone: 212-299-3585

Facsimile: 214-874-4199

Email: glenn.minkoff@caliberhomeloans.com

and

Caliber Home Loans, Inc.

1525 South Belt Line Road

Coppell, Texas 75019

Attention: General Counsel

Telephone: 469-912-3533

Facsimile: 214-874-4199

Email: Gregg.Smallwood@caliberhomeloans.com

SECTION 9. Definitions. Exhibit A to the Existing Master Repurchase Agreement is hereby amended by:

9.1 deleting the definitions of “Agency Eligible Escrow Mortgage Loan”, “Applicable Pricing Rate”, “Change of Control”, “Other Mortgage Loan Documents” and “Payment Date” in their entirety and replacing them with the following, respectively:

Agency Eligible Escrow Mortgage Loan: An Agency Eligible Mortgage Loan or Government Mortgage Loan (i) in respect of which the full original principal amount of such Mortgage Loan has not been fully advanced or disbursed as of the related origination date, (ii) in respect of which all subsequent advances or disbursements are made by Seller in accordance with the Agency Guides, (iii) that has been approved by Buyer in its sole discretion, and (iv) that is identified on Exhibit S hereto.

Applicable Pricing Rate: With respect to any date of determination, the greater of (i) One-Month LIBOR or a Successor Rate, and (ii) 0%. It is understood that the Applicable Pricing Rate shall be adjusted on a daily basis.

Change of Control: Change of Control means (a) at any time prior to a public offering of Seller, the LSF Parties cease to collectively own, directly or indirectly, at least 50.01% of Seller, and (b) at any time after a public offering of Seller, any “person” or “group” other than the LSF Parties owns, directly or indirectly, more than thirty-five percent (35%) of Seller.

Other Mortgage Loan Documents: In addition to the Mortgage Loan Documents, with respect to any Mortgage Loan, the following: (i) the original recorded Mortgage, if not included in the Mortgage Loan Documents; (ii) a copy of the preliminary title commitment showing the policy number or preliminary attorney’s opinion of title and the original policy of mortgagee’s title insurance or unexpired commitment for a policy of mortgagee’s title insurance, if not included in the Mortgage Loan Documents; (iii) the original Closing Protection Letter and a copy of the Irrevocable Closing Instructions; (iv) the original Purchase Commitment, if any; (v) the original FHA certificate of insurance or commitment to insure, the VA certificate of guaranty or commitment to guaranty, the RD Loan Guaranty Agreement or the Insurer’s certificate or commitment to insure, as applicable; (vi) the survey, flood certificate, hazard insurance policy and flood insurance policy, as applicable; (vii) the original of any assumption, modification, consolidation or extension agreements, with evidence of recording thereon or copies stamp certified by an authorized officer of Seller to have been sent for recording, if any; (viii) copies of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy; (ix) the loan application; (x) verification of the Mortgagor’s employment and income, if applicable; (xi) verification of the source and amount of the downpayment; (xii) credit report on Mortgagor; (xiii) appraisal of the Mortgaged Property (or as may otherwise be permitted by the applicable Agency Guides, a waiver thereof, and/or a property inspection); (xiv) the original executed disclosure statement; (xv) Tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, current and historical computerized data files, underwriting standards used for origination and all other related papers and records; (xvi) the original of any guarantee executed in connection with the Mortgage Note (if any); (xvii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; (xviii) all copies of powers of attorney or similar instruments, if applicable; (xix) copies of all documentation in connection with the underwriting and origination of any Purchased Mortgage Loan that evidences compliance with, (1) with respect to all Purchased Mortgage Loans other than a Bond Loan – 1st Lien, the Ability to Repay Rule and, (2) with respect to all Purchased Mortgage Loans other than a Bond Loan – 1st Lien and a Permitted Non-Qualified Mortgage Loan, the QM Rule; and (xx) all other documents relating to the Purchased Mortgage Loan.

Payment Date: With respect to (i) Unused Facility Fees, by the thirtieth (30th) day following the end of each quarter, (ii) Over/Under Account interest, the fifth (5th) Business Day of each month, and (iii) Price Differential, the fifth (5th) Business Day of each month; provided, however, in each case, Buyer may change the Payment Date from time to time upon thirty (30) days prior written notice to Seller.

9.2 deleting the definitions of “HomePath Mortgage Loan”, “HomePath Renovation Mortgage Loan” and “LIBOR Floor” in their entirety and all references thereto; and

9.3 adding the following definitions in their proper alphabetical order:

Beneficial Ownership Certification: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.

HomeReady Mortgage Loan: Unless otherwise defined in the Transactions Terms Letter, a Mortgage Loan that fully conforms to Fannie Mae’s HomeReady mortgage loan program (as such program is amended, supplemented or otherwise modified, from time to time), and is referred to as a “HomeReady Mortgage” by Fannie Mae; provided, that such HomeReady mortgage loan is not a “HomeStyle Renovation Mortgage” pursuant to the terms of such HomeStyle mortgage loan program.

LSF Parties: Lone Star Fund VI (U.S.), L.P., LSF VI International 2, L.P., Lone Star Fund V (U.S.), L.P., LSF V International Finance, L.P., and/or their Affiliates.

Scheduled Unavailability Date: As defined in Section 4.14 hereof.

Successor Rate: A rate determined by Buyer in accordance with Section 4.14 hereof, which shall not be less than 0%.

Successor Rate Conforming Changes: With respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Buyer, and determined in good faith, to reflect the adoption of such Successor Rate and to permit the administration thereof by Buyer in a manner substantially consistent with market practice.

SECTION 10. Representations and Warranties. Exhibit L to the Existing Master Repurchase Agreement is hereby amended by deleting paragraphs (o), (s), (gg), (ii) and (ss) in their entirety and replacing them with the following, respectively:

(o) Location and Type of Mortgaged Property. The Mortgaged Property consists of a single parcel or, solely with respect to an Agency Eligible Mortgage Loan, contiguous parcels, of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or such other dwelling(s) conforming with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or conforming to underwriting guidelines acceptable to Buyer in its sole discretion; provided that no residence or dwelling is a condominium unit or Cooperative Unit (unless the related Mortgage Loan (i) was originated in compliance with the Agency Guides or (ii) is a Jumbo Non-Warrantable Condo Mortgage Loan),

a mobile home, a Manufactured Home (other than a Manufactured Home that meets the criteria set forth in the definition of Manufactured Home Loan). No Mortgage Loan is secured by a multi-family, mixed-use or commercial property, nor is any portion of the Mortgaged Property used for commercial purposes.

(s) No Future Advances. The full original principal amount of each Mortgage Loan, net of any discounts, has been fully advanced or disbursed to the Mortgagor named therein, except with respect to Agency Eligible Escrow Mortgage Loans or specific mortgage products agreed upon by Buyer in writing. With respect to any Mortgage Loan, the terms of which require the Seller to make additional advances or disbursements to or on behalf of the Mortgagor named therein after the date of origination, Seller has made all such advances and disbursements in accordance with the terms of the Mortgage and/or the terms and conditions of the related mortgage loan program, and such additional amounts have been advanced or disbursed from Seller’s own funds and not from the funds representing any Purchase Price paid by Buyer to Seller hereunder. For all Mortgage Loans other than Agency Eligible Escrow Mortgage Loans or specific mortgage products agreed upon by Buyer in writing, there is no requirement for future advances and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied.

(gg) Appraisal. Except with respect to FHA Streamline Refinance Mortgage Loans and VA Streamline Refinance Mortgage Loans or except in the case where a property inspection has been delivered for the related Mortgaged Property in accordance with the Fannie Mae Guides or Freddie Mac Guides, or except as may otherwise be permitted by the applicable Agency Guides, a full appraisal of the related Mortgaged Property was conducted and executed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the relevant Fannie Mae and Freddie Mac guidelines, each as amended and as in effect on the date the Mortgage Loan was originated.

(ii) Construction or Rehabilitation of Mortgaged Property. For all Mortgage Loans other than Agency Eligible Escrow Mortgage Loans or specific mortgage products agreed upon by Buyer in writing, no Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

(ss) Mortgaged Property Undamaged. The Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair, except with respect to Agency Eligible Escrow Mortgage Loans or specific mortgage products agreed upon by Buyer in writing.

SECTION 11. Officer’s Certificate. Exhibit E to the Existing Master Repurchase Agreement is hereby amended by deleting such exhibit in its entirety and replacing it with Annex A hereto.

SECTION 12. Exhibits. The Existing Master Repurchase Agreement is hereby amended by adding a new Exhibit S at the end thereof, attached hereto as Annex B.

SECTION 13. Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable out-of-pocket fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 14. Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller.

SECTION 15. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 16. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 17. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 18. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer

By:	/s/ Adam Robitshek
Name: Adam Robitshek
Title: Vice President

CALIBER HOME LOANS, INC., as Seller

By:	/s/ Vasif T. Imtiazi
Name: Vasif T. Imtiazi
Title: Deputy CFO

Signature Page to Amendment No. 8 to Master Repurchase Agreement

Annex A

to the Amendment

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

Period Ending: [INPUT PERIOD ENDING DATE]

Client Name: Caliber Home Loans, Inc.

I, [CFO], hereby certify that I am a duly elected Chief Financial Officer of Client and do further certify that the following are accurate, true and correct and may be relied upon by Bank of America, N.A. (“Bank of America”):

1.

Representations and Warranties: The representations and warranties made by Client under the Principal Agreements (as defined in the Master Repurchase Agreement by and between Bank of America and Client) are accurate and true in all material respects on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, including, without limitation, the following:

(a)

Financial Condition. All financial statements of Client delivered to Bank of America fairly and accurately present in all material respects the financial condition of the parties for whom such statements are submitted. The financial statements of Client have been prepared in accordance with GAAP consistently applied throughout the periods involved, and there are no contingent liabilities not disclosed thereby that would materially adversely affect the financial condition of Client. Since the close of the period covered by the latest financial statement delivered to Bank of America with respect to Client and as the date hereof, there has been no material adverse change in the assets, liabilities or financial condition of Client nor is Client aware of any facts that, with or without notice or lapse of time or both, would or could result in any such material adverse change. No event has occurred, including, without limitation, any litigation or administrative proceedings, and no condition exists or, to the knowledge of Client, is threatened, that (i) might render Client unable to perform its obligations under the Principal Agreements and all other documents contemplated thereby; (ii) would constitute a Potential Default or Event of Default; or (iii) might have a Material Adverse Effect with respect to Client.

(b)

Seller Solvent; Fraudulent Conveyance. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. Seller is not transferring any Assets with any intent to hinder, delay or defraud any of its creditors.

2.

Compliance with Financial Covenants: Client is in full compliance with all of the financial covenants set forth in the Principal Agreements, and no Event of Default or Potential Default has occurred and is continuing.

3.	No Change in Executive Management: No change in the Executive Management has occurred.

Annex A-1

4.

Consolidation, Merger, Sale of Assets and Change of Control: Seller has not, directly or indirectly, (a) wound up, liquidated or dissolved its affairs; (b) entered into any transaction of merger or consolidation with any Person; (c) conveyed, sold, leased or otherwise disposed of, or agreed to do any of the foregoing at any future time, all or substantially all of its property or assets; (d) formed or entered into any partnership, joint venture, syndicate or other combination which could have a Material Adverse Effect; or (e) allowed a Change of Control to occur with respect to Seller, without prior written consent of Buyer; unless otherwise permitted pursuant to the terms of the Principal Agreements.

5.	[Reserved]

6.

Loans to Officers, Employees and Shareholders: Seller has not, either directly or indirectly, without the prior written consent of Buyer, made any personal loans or advances to any officers, employees, shareholders, members, partners or owners of Seller in an aggregate amount exceeding ten percent (10%) of Seller’s Tangible Net Worth; provided, however, that Seller shall be entitled to make a personal loan or advance to a majority shareholder, member, partner or owner of Seller without the prior written consent of Buyer provided that (i) a Potential Default or an Event of Default is not existing and will not occur as a result thereof and (ii) such loan or advance is clearly reflected on Seller’s financial reports provided to Buyer.

7.	[Reserved]

8.	[Reserved]

9.

Attachments: The following attachments and information contained therein are accurate and true in all respects and do not fail to include any information which is necessary to not make such attachments and the information contained therein misleading.

10.

Most Favored Nations: Client has provided all notices required under Section 9.16 of the Master Repurchase Agreement with respect to any new or amended, repurchase agreement, warehouse facility, or similar credit facility with any Person that provides more favorable terms with respect to any financial or other material covenants covering the same or similar matters set forth in Section 9.17 of the Master Repurchase Agreement.

REPORT/DOCUMENT	REQUIRED (if checked)
Monthly Financial Statements signed by an authorized officer for period ending [INPUT PERIOD ENDING DATE]	☒

List of Warehouse Banks with line size and Totals Outstanding. (Schedule A)	☒

Production Volume (Schedule A)	☒

Non-warehouse Indebtedness (Schedule B)	☒

Annex A-2

11.

Financial Ratios: The following financial ratios are accurate and true and are calculated in accordance with the Master Repurchase Agreement and Transactions Terms Letter by and between Bank of America and Client as of the date hereof (please calculate and provide the information required for this table):

	Actual	Covenant

Tangible Net Worth: As of any date of determination, the Net Worth of Seller and its consolidated Subsidiaries, on a combined basis, determined in accordance with GAAP, minus (i) all intangibles determined in accordance with GAAP (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights); (ii) any and all advances to, investments in and receivables held from Affiliates and (iii) Restricted Cash.	[INPUT TANGIBLE NET WORTH]	$[***]

Liquidity: As of any date of determination, the sum of (a) Seller’s unrestricted and unencumbered cash and Cash Equivalents and (b) with respect to Seller, the balance in the Over/Under Account exclusive of funds held due to a Margin Deficit or Margin Call.	[INPUT AMOUNT]	Greater than $[***]

Leverage Ratio: Maximum ratio of Total Debt to Tangible Net Worth.	[INPUT RATIO]	[***]

Profitability: For any period, the Seller’s pre-tax net income for such period as determined in accordance with GAAP excluding the fair value adjustment to mortgage servicing rights.	[YES or NO]	YES

Payment of Dividends: If a Potential Default or an Event of Default has occurred and is continuing or will occur as a result of such payments, Seller shall not pay any dividends or distributions with respect to any capital stock or other equity interests in Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.	[YES or NO]	YES

Covenant Calculation Worksheet:

TNW Calc	[INPUT DATE]	Notes
GAAP Equity	[INPUT AMOUNT]	A
Less: Intangibles Determined in Accordance with GAAP	[INPUT AMOUNT]
Less: advances to, investments in and receivables from Affiliates	[INPUT AMOUNT]
Less: Restricted Cash (excl Bank of America O/U)	[INPUT AMOUNT]
Covenant TNW	[INPUT AMOUNT]	A
Covenant Liquidity – Amount	[INPUT AMOUNT]	B
Total Debt on Balance Sheet	[INPUT AMOUNT]
Plus: Off Balance Sheet Liabilities	[INPUT AMOUNT]
Adjusted Total Debt for Leverage Calc	[INPUT AMOUNT]	C
Leverage Ratio	[INPUT RATIO]	=C/A

12.

Capitalized Terms: All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in that certain Master Repurchase Agreement by and between Bank of America and Client.

13.	Repurchase/Indemnification Issues Exposure with All Approved Investors or Insurers Including Bank of America:

*information can be provided in form and substance mutually agreeable to the parties and should only be provided to the extent (i) the unpaid principal balance of the mortgage loan(s) subject to such demand(s) is equal to or greater than $[***] or (ii) the demanded indemnification amount(s) is equal to or greater than $[***] .

[SEE SCHEDULE TO BE ATTACHED BY SELLER]

Describe Settlement Terms, Duration and etc.:

Annex A-3

Describe notice of any voluntary termination of Seller’s licensing or eligibility with a Governmental Authority or Agency, in any respect, as an approved or licensed lender, seller, mortgagee or servicer:

Describe any judgments or decrees for the payment of money that have been entered against Seller or any of its Subsidiaries involving a liability of [***] or more and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within thirty (30) days after entry thereof:

14.	Servicing Portfolio:

*information can be provided in the following table or in form and substance mutually agreeable to the parties

	[INPUT DATE]	Notes
Servicing Portfolio UPB	[INPUT AMOUNT]
Sub-Servicer (If Applicable)	[ENTITY NAME]
Value of Servicing Rights	[INPUT AMOUNT]
Most Recent Valuation Date	[INPUT DATE]
Third Party Conducting Valuation	[ENTITY NAME]
Midpoint of MSR Valuation	[INPUT AMOUNT]
Weighted Average Servicing Fee (WASF)	[INPUT AMOUNT]
Weighted Average Coupon Rate	[INPUT AMOUNT]

IN WITNESS WHEREOF, the undersigned has hereunto signed his/her name on ________________, 201__.

By:
Name:	[CFO]
Title:	Chief Financial Officer

*TO THE EXTENT CLIENT IS UNABLE TO MAKE THE CERTIFICATIONS REQUIRED HEREIN, PLEASE ATTACH A SEPARATE SHEET DETAILING THE REASONS

Annex A-4

Schedule A

List of Warehouse Banks with line size and Totals outstanding as of period end (including off balance sheet debt and repurchase financing):

*information can be provided in the following table or in form and substance mutually agreeable to the parties

LENDER NAME	MATURITY	LINE SIZE	AMOUNT OUTSTANDING
1) [INPUT NAME]	[INPUT DATE]	[INPUT AMOUNT]	[INPUT AMOUNT]
2) [INPUT NAME]	[INPUT DATE]	[INPUT AMOUNT]	[INPUT AMOUNT]
3) [INPUT NAME]	[INPUT DATE]	[INPUT AMOUNT]	[INPUT AMOUNT]
4) [INPUT NAME]	[INPUT DATE]	[INPUT AMOUNT]	[INPUT AMOUNT]
5) [INPUT NAME]	[INPUT DATE]	[INPUT AMOUNT]	[INPUT AMOUNT]

Production Volume (in thousands)

*information can be provided in the following table or in form and substance mutually agreeable to the parties

	Most Recent Month Ended [INPUT PERIOD]		Fiscal Year to Date Through End of most Recent Month Ended [INPUT PERIOD]
	$	# units	$	# units
Conv Conf	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Govt.	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Jumbo	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Alt A/ Exp	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Subprime	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Seconds	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Other	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Total	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
% Retail ($)	[INPUT PERCENTAGE]		[INPUT PERCENTAGE]
% TPO ($)	[INPUT PERCENTAGE]		[INPUT PERCENTAGE]
% Correspondent ($)	[INPUT PERCENTAGE]		[INPUT PERCENTAGE]
% Refi ($)	[INPUT PERCENTAGE]		[INPUT PERCENTAGE]

Annex A-5

Schedule B

*information can be provided in the following table or in form and substance mutually agreeable to the parties

Non-warehouse Indebtedness As of : [INPUT Date]

LENDER NAME	Facility Type and Size	Amount Committed	Outstanding Indebtedness	Expiration Date
1)[INPUT NAME]	[INPUT AMOUNT]	[INPUT AMOUNT]	[INPUT AMOUNT]	[INPUT Date]
2)[INPUT NAME]	[INPUT AMOUNT]	[INPUT AMOUNT]	[INPUT AMOUNT]	[INPUT Date]
Total	[INPUT AMOUNT]	[INPUT AMOUNT]	[INPUT AMOUNT]

Annex A-6

Annex B

to the Amendment

EXHIBIT S

Agency Eligible Escrow Mortgage Loan Products

•	Fannie Mae’s HomeStyle Renovation®

•	FHA’s 203(k) Mortgage

•	FHA’s 203(h) Mortgage

•	VA’s Renovation Loan

Annex A-1